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                                                                     EXHIBIT 2.5

                                                               EXECUTION VERSION

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of March 29, 2004 (this "Agreement"), by and between Commonwealth Energy Corporation, a California corporation (the "Company") and each of Peter Weigand, Greg Lander, Eric Alam and Bruno Kvetinskas (collectively, the "Designated Holders," and each a "Designated Holder") and is made with reference to that certain Agreement and Plan of Merger dated as of March 29, 2004 (the "Merger Agreement") by and among the Company, Skipping Stone Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, Skipping Stone Inc., a Delaware corporation, and the Designated Holders.

            WHEREAS, the Designated Holders will receive certain shares of common stock of the Company pursuant to the terms of the Merger Agreement; and

            WHEREAS, the Company has agreed to grant to the Designated Holders the registration rights contained herein as a condition to the closing of the transactions contemplated by the Merger Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

      "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any limited partner or member, as the case may be, of a Designated Holder shall be deemed to be an Affiliate of such Designated Holder.

      "Agreement" has the meaning set forth in the preamble of this Agreement.

      "Common Stock" means the Company's common stock or any other capital stock of the Company into which such stock is reclassified, reconstituted or converted.

      "Company" has the meaning set forth in the first paragraph this Agreement.

      "Designated Holders" has the meaning set forth in the preamble of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Incidental Registration" has the meaning set forth in Section 3(a) of this Agreement.

      "Indemnified Party" has the meaning set forth in Section 4(c) of this Agreement.
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      "Indemnifying Party" has the meaning set forth in Section 4(c) of this
Agreement.

      "Liability" has the meaning set forth in Section 4(a) of this Agreement.

      "Merger Agreement" has the meaning set forth in the preamble of this Agreement.

      "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "Registrable Securities" means the shares of Common Stock received by the Designated Holders in connection with the Company's acquisition of Skipping Stone, Inc., and any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

      "Registration Expenses" means all expenses incurred by the Company, other than Selling Expenses, in complying with this Agreement, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel to the Company, listing fees and expenses on a national securities exchange, and blue sky fees and expenses.

      "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

      "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

      "Underwriter" has the meaning set forth in Section 3(a).

      2. General; Securities Subject to this Agreement.

            (a) Grant of Rights. The Company hereby grants certain incidental registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

            (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration

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Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities may be sold in a single sale, in the opinion of counsel to the Company, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

      3. Incidental or "Piggy-Back" Registration.

            (a) Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer each such Designated Holder the opportunity to register the number of Registrable Securities as such Designated Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters (the "Underwriter"), in the case of a proposed underwritten offering, to permit each Designated Holder who has requested in writing to participate in the Incidental Registration to include his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 3(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holder thereof accepts the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Underwriter, and then only in such quantity as the Underwriter believes will not jeopardize the success of the offering by the Company as set forth in the next sentence. If the Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holder have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company or the account of any other stockholder at the request of which the Company intends to file a Registration Statement, as the case may be; second, securities to be offered for the account of other third parties (who are not officers of the Company or its Affiliates) with contractual registration rights from the Company received in connection with an equity financing of the Company or in connection with a strategic alliance or similar transaction; and third, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 3, pro rata based on the number of Registrable Securities owned by each such Designated Holder.


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            (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 3, whether or not such Incidental Registration becomes effective.

      4. Indemnification; Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorney fees) (collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement in which such Designated Holder is participating, or a related, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, or any violation by the Company of the Securities Act, any rule or regulation thereunder and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance upon information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein and except insofar as such Liability arises out of such indemnified person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such indemnified person.

            (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder, severally, and not jointly, to the extent its Registrable Securities are included in a registration,agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such


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Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this
Section 4(b), provided, however, that no such holder shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or disclosure documents by such holder.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is actually materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure to its material detriment). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (i) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (ii) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.


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            (d) Contribution. If the indemnification provided for in this
Section 4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included in such offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then contribution shall be based upon the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the purchase price paid to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offerings shall be determined as set forth in the disclosure documents. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4(a), 4(b) and 4(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      5. Rule 144. The Company covenants that it shall (i) file any reports in a timely manner required to be filed by it under the Exchange Act and (ii) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within

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the limitation of the exemptions provided by (i) Rule 144 under the Securities
Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

      6. Registration Procedures.

            (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to this Agreement, the Company shall:

                  (i) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (ii) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Company's obligation to register a seller's Registrable Securities shall be conditioned on the Company's receipt of such information.

            (c) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(ii), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(ii)

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and, if so directed by the Company, such Designated Holder shall deliver to the
Company all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

      7. Market Stand-Off Agreement. In connection with any underwritten public offering, each Designated Holder agrees that such Designated Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock held by such Designated Holder (other than those included in the registration) for a period specified by representatives of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of a Registration Statement for an underwritten public offering; provided that each executive officer and director enters into a similar agreement.

      8. Miscellaneous.

            (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. Upon request of the Designated Holders, the Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Designated Holders holding Registrable Securities representing (after giving effect to any adjustments) at least two-thirds (2/3) of the aggregate number of Registrable Securities owned by all of the Designated Holders, provided that any amendment, supplement, modification or waiver that materially and adversely affects a Designated Holder shall require the consent of such Designated Holder. Any such written consent shall be binding upon the Company and all of the Designated Holders.

            (c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or

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certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

      if to the Company:

            Mr. Ian B. Carter
            Chairman of the Board and Chief Executive Officer
            Commonwealth Energy Corporation
            15901 Red Hill Avenue, Suite 100
            Tustin, California 92780
            Phone: (714) 259-2503
            Fax: (714) 259-2598

      with a copy to (which copy shall not constitute notice):

            Paul, Hastings, Janofsky & Walker LLP
            Attn:  John F. Della Grotta, Esq.
            695 Town Center Drive
            Seventeenth Floor
            Costa Mesa, California 92626
            Phone: (714) 668-6210
            Fax: (714) 668-6310


      if to a Designated Holder:

            to his most recent address as reflected on the books and records of the Company with a copy to (which shall not constitute notice):

            Stroock & Stroock & Lavan LLP
            Attn: Michael S. Shenberg, Esq.
            180 Maiden Lane
            New York, New York 10038-4892
            Phone: (212) 806-5831
            Fax: (212) 806-6006

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

            (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives and successors of each of the parties hereto. The foregoing

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notwithstanding, no Designated Holder may assign his rights under this Agreement to any other Person other than through the death of such Designated Holder and inheritance. The incidental or "piggy-back" registration rights of the Designated Holders and the other rights of each of the Designated Holders with respect thereto shall not be transferred to any Person who is the transferee of any of such Designated Holder's Registrable Securities, other than to such Person's immediate family, which shall include his or her spouse, siblings, children or grandchildren ("Family Members") or to a trust, corporation, partnership or limited liability company, all of the beneficial interests of which are held by such Person or one or more of such Person's Family Members. No Person other than the parties hereto and their heirs, legatees, legal representatives and successors is intended to be a beneficiary of any of the rights granted hereunder.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

            (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

            (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings with respect to such subject matter.

            (j) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

            (k) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.



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            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.


                                    COMMONWEALTH ENERGY CORPORATION


                                    By:   /s/ Ian B. Carter
                                        -----------------------------------
                                        Name:  Ian B. Carter
                                        Title: Chairman and Chief Executive
                                               Officer


                                    PETER WEIGAND


                                    By:   /s/ Peter Weigand
                                        -----------------------------------
                                        Peter Weigand


                                    GREG LANDER


                                    By:   /s/ Greg Lander
                                        -----------------------------------
                                        Greg Lander


                                    ERIC ALAM


                                    By:   /s/ Eric Alam
                                        -----------------------------------
                                        Eric Alam


                                    BRUNO KVETINSKAS


                                    By:   /s/ Bruno Kvetinskas
                                        -----------------------------------
                                        Bruno Kvetinskas




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